UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 9, 2012

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Cosi, Inc. (the “Company”) entered into an Amendment, dated as of June 30, 2012 (the “Amendment”), to the Company’s Rights Agreement, dated as of November 21, 2001, as amended on April 3, 2003 and January 6, 2010 (the “Rights Agreement”), in order to permit stockholders to beneficially own 15% or more of the Company’s outstanding common stock as the result of share purchases pursuant to the Company’s rights offering that ended as of 5:00 p.m., New York City time, on June 30, 2012.  The Amendment permits a stockholder to acquire shares of the Company’s common stock in the rights offering that result in aggregate beneficial ownership by the stockholder, together with its affiliates and associates, of up to 19.9% of the Company’s common stock without triggering the provisions of the Rights Agreement.  However, any person, together with all affiliates and associates of such person, owning 15% or more of the Company’s outstanding common stock as the result of purchases made pursuant to the rights offering is not permitted to thereafter acquire any additional shares unless otherwise permitted by the Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On July 9, 2012, the Company issued a press release announcing, among other matters, that in accordance with the terms of their respective purchase agreements, the Company’s executive officers and outside directors have purchased 1,436,815 shares of the Company’s common stock in a private placement from the Company at the same subscription price offered to stockholders in the Company’s rights offering.  As previously disclosed by the Company in its filings with the Securities and Exchange Commission (“SEC”), these shares represent for our Executive Chair, Chief Executive Officer and one other executive officer and each of our outside directors the full amount of shares subject to his or her basic subscription privilege in the rights offering.  In addition, the Executive Chair, Chief Executive Officer, one other officer, and two of the outside directors have purchased an additional 1,097,508 shares pursuant to the exercise of their over-subscription privileges.  As previously disclosed in its filings with the SEC, these shares represent shares that would otherwise have been available for purchase by them pursuant to the exercise of their over-subscription privilege in the rights offering.  The Company intends to use the proceeds for growth and general corporate purposes, which may include, but are not limited to, working capital and capital expenditures.

The sale of the shares to the Company’s executive officers and outside directors was exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended.  The securities sold and issued to the Company’s executive officers and outside directors were not registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Item 3.03	Material Modification to Rights of Security Holders

The description of the Amendment set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

At 5:00 p.m., New York City time, on June 30, 2012, the offering period of the Company’s previously announced rights offering expired.  On July 9, 2012, the Company announced the results, indicating that stockholders, including the Company’s officers and outside directors, exercised basic subscription and over-subscription privileges leading to an allocation of 19,661,844 shares representing approximately 85% of the shares available through the rights offering.  Accordingly, the Company will issue shares to stockholders that exercised their basic subscription privileges as well as allocate shares to satisfy over-subscription requests made in the rights offering.

The Company will receive gross proceeds of approximately $12,780,000 from the rights offering, which includes proceeds from executive officers and outside directors pursuant to their purchase agreements.  Subscription rights that were not exercised by 5:00 p.m., New York City time, on June 30, 2012 have expired.

A copy of the press release announcing the results of the rights offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01(d).	Exhibits

4.1	Amendment to the Rights Agreement by and between Cosi, Inc. and American Stock Transfer and Trust Company, dated as of June 30, 2012.

99.1	Press Release of Cosi, Inc. dated July 9, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSI, INC.

Date: July 11, 2012

/s/ William Koziel
Name: William Koziel
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Amendment to the Rights Agreement by and between Cosi, Inc. and American Stock Transfer and Trust Company, dated as of June 30, 2012.	E

99.1	Press Release of Cosi, Inc. dated July 9, 2012.	E